                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                         Date of Report: January 6, 2005

                                 PacificNet Inc.
                                 ---------------
               (Exact name of registrant as specified in charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

       000-24985                                         91-2118007
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


Room 601, New Bright Building, 11 Sheung Yuet Road, Kowloon Bay, Kowloon,
Hong Kong
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: : 011-852-2876-2900

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS.


         On January 6, 2005, Mr. Tao Jin was appointed, by unanimous vote of the Registrant's Board of Directors, to fill a vacancy created on the board after the election of directors at the Annual Meeting of Stockholders. Mr. Jin has been appointed to serve as a member of the Audit Committee and the Compensation Committee.

         Mr. Tao Jin is a Vice President and Assistant General Counsel of J.P. Morgan Chase Bank. From 1999 to 2002, Mr. Jin served as a Senior New York Qualified Lawyer for Sullivan & Cromwell, which represented China Unicom, PetroChina and China Telecom in their IPO's and dual listings in New York and Hong Kong. From 1996 to 1999, Mr. Jin served as Associate Lawyer for Cleary, Gottlieb Steen & Hamilton, which represented various Fortune 500 companies and investment banks in public and private securities offerings and M&A activities. Mr. Jin received his Juris Doctor in 1996 with high honors from Columbia University, and received B.S. in Psychology in 1990 from Beijing University.

         There was no arrangement or understanding between Mr. Jin and any other person pursuant to which Mr. Jin was selected as a director. There are no transactions to which the Registrant was a party that Mr. Jin had or is to have, a direct or indirect interest.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PACIFICNET INC.

                                        By: /s/ Victor Tong
                                            ------------------------------------
                                            Name: Victor Tong
                                            Title: President


Dated: January 11, 2005